                                                                      EXHIBIT 4

     8.80% SERIES B                  8.80% SERIES B CUMULATIVE
  CUMULATIVE REDEEMABLE              REDEEMABLE PREFERRED STOCK
     PREFERRED STOCK                      PAR VALUE $.001
     PAR VALUE $.001
--------------------------           --------------------------
         NUMBER                                SHARES

--------------------------           --------------------------


 INCORPORATED UNDER THE                 THIS CERTIFICATE IS
  LAWS OF THE STATE OF                  TRANSFERABLE IN THE
        DELAWARE                      CITIES OF DENVER OR NEW
                                                YORK


                                      SEE REVERSE FOR CERTAIN
                                            DEFINITIONS
                                         CUSIP 82567D 20 3


                         SHURGARD STORAGE CENTERS, INC.

THIS CERTIFIES THAT




IS THE RECORD HOLDER OF


                FULLY PAID AND NONASSESSABLE SHARES OF THE 8.80%
                SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK OF

Shurgard Storage Centers, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                    SHURGARD
                                STORAGE CENTERS
Secretary                                                               Chairman

        The Corporation is authorized to issue Common Stock, Preferred Stock and Excess Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any unissued shares of Preferred Stock.


        The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office.

        The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust ("REIT") under
Section 856-860 of the Internal Revenue Code of 1986, as amended. Accordingly, no person may acquire shares of Preferred Stock if such acquisition causes the Person to Own an amount of such shares in excess of 9.8% (the "Ownership Limit") of the total outstanding shares of Preferred Stock and Common Stock of the Corporation. The number of shares of Preferred Stock held shall be determined in accordance with the provisions of Section 9 of the Certificate of Designations of 8.80% Series B Cumulative Redeemable Preferred Stock of Shurgard Storage Centers, Inc. A corporate investor may petition the Board of Directors to increase the Ownership Limit, which petition the Board of Directors shall grant unless it determines in good faith that the ownership of such shares of Preferred Stock and Common Stock may jeopardize the Corporation's qualification as a REIT; provided, however, that the Board of Directors shall not be obligated to grant the petition if the Board of Directors believes, based upon advice from legal counsel, that the granting of the petition would cause the Board of Directors to breach its fiduciary duty to the stockholders. Any Person who attempts to Own or becomes the Owner of shares of Preferred Stock and Common Stock in excess of the above limitation must immediately notify the Corporation of the proposed or actual transaction and any transfer in violation of these limitations will not be given effect and will be voided by the Corporation, the shares of Preferred Stock and Common Stock in excess of this ownership limit may be redeemed by the Corporation, and/or such shares will be automatically converted into non dividend-paying and nonvoting Excess Stock. Excess Stock shall be treated as offered for sale to the Corporation or its designee for a period of 120 days from the later of
(a) the date of the transfer of shares of Preferred Stock and Common Stock in excess of the Ownership Limit or (b) the date the Corporation was first notified of such transfer. The price paid by the Corporation for the Excess Stock will be determined as set forth in the Corporation's Restated Certificate of Incorporation, as amended or further restated, which price will not be in excess of, but may be less than, the amount paid by the Person for the shares of Preferred Stock and Common Stock in excess of the Ownership Limit. All capitalized terms in this legend have the meanings defined in the Corporation's Restated Certificate of Incorporation, as amended or further restated, a copy of which will be sent without charge to each stockholder upon such stockholder's written request. This legend summarizes certain of the restrictions, limitations and requirements attributable to the shares of Preferred Stock represented by this certificate, which restrictions, limitations and requirements are fully set forth in the Corporation's Restated Certificate of Incorporation, as amended or further stated. By acquiring the shares of Preferred Stock represented by this certificate, the Owner hereof consents to the restrictions, limitations and requirements attributable to such shares as contained in the Corporation's Restated Certificate of Incorporation, as amended or further restated, including without limitation, those relating to the non dividend-paying characteristic of Excess Stock and the Owner's obligation, under certain circumstances, to return any distributions made by the Corporation to the Owner prior to the Corporation's discovery that any shares of Preferred Stock and Common Stock have been exchanged for Excess Stock.

        The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though as were written out in full according to applicable laws or regulations:

        TEN COM   --  as tenants in common              UNIF GIFT MIN ACT -- ...................Custodian...............
        TEN ENT   --  as tenants by the entireties                                 (Cust)                    (Minor)
        JT TEN    --  as joint tenants with right of                         under Uniform Gifts to Minors
                      survivorship and not as tenants                        Act........................................
                      in common                                                                 (State)
                                                        UNIF TRF MIN ACT  -- .............Custodian (until age.........)
                                                                                 (Cust)
                                                                             ....................under Uniform Transfers
                                                                                    (Minor)
                                                                             to Minors Act..............................
                                                                                                   (State)


    Additional abbreviations may also be used though not in the above list.


        FOR VALUE RECEIVED,___________________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------


_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________


                                X_______________________________________________

                                X_______________________________________________

                                 THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                 CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
                       NOTICE: FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                 CHANGE WHATEVER.

Signature(s) Guaranteed




By___________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.